Exhibit 99.2

October 16, 2019

Better Choice Company Announces Proposed Offering of Convertible Subordinated Notes

NEW YORK, Oct. 16, 2019 (GLOBE NEWSWIRE) -- Better Choice Company, Inc. (OTCQB: BTTR) (the “Company” or “Better Choice”), an animal health and wellness CBD company, today announced its intention to offer, subject to market conditions and other factors, a minimum of $10 million in aggregate principal amount of convertible subordinated notes (the “Notes”) where certain insiders and stockholders are expected to subscribe for a minimum  of $2 million or 20% of the proposed offering. The purchasers will also receive warrants (the “Warrants”) to purchase common stock of the Company. The final terms of the Notes and the Warrants, including the initial conversion price, interest rate and certain other terms, will be determined at the time of pricing of the offering. Better Choice intends to use the net proceeds from the offering to close on the acquisition of holistic pet foods leader, Halo, Purely for Pets® (“Halo®”). The acquisition and offering are expected to close by the end of 2019.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, the Warrants or the common stock issuable upon exercise or conversion of the Notes or the Warrants (collectively, the “Securities”) nor shall there be any sale of the Securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The Securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Please contact Valter Pinto, Managing Director of KCSA Strategic Communications, at (212) 896-1254 or Valter@KCSA.com with any questions.

About Halo, Purely for Pets®
For over 30 years, Halo® has been dedicated to creating exceptional food that pets love and pet parents trust. Halo® prides itself on the quality of its pet nutrition products using OrigiNative™ GAP and MSC-certified proteins that say no to factory farming and offer Superior Digestibility. Halo also uses Non-GMO Vegetables in its pet food designed and formulated by an experienced and respected animal nutritionist, and consulted with veterinarians to ensure Halo® continues to offer the best pet food. With more than 1 million votes cast by readers in the largest survey of vegan products in the world, Garden of Vegan® won the prestigious 2018 VegNews Veggie Award for “Best Dog Food,” leaping ahead of the competition.

About Better Choice Company, Inc.
Better Choice Company, Inc ("BTTR") is a publicly traded CBD animal health and wellness company founded on the belief that good health practices and nutrition contribute to, and promote, a higher quality of life. The Company has built a portfolio of global animal wellness brands, including TruPet, TruGold and Elvis Presley's Hound Dog. BTTR's core product lines comprise ultra-premium, all-natural pet food, treats and supplements, with a special focus on freeze dried and dehydrated raw products. For more information, please visit https://www.betterchoicecompany.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation  Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,”  “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Better Choice has based these forward-looking statements largely on our  current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by   these forward-looking statements may not be achieved. Further information on Better Choice’s risk factors is contained in its filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contacts:
Better Choice Company, Inc.
Damian Dalla-Longa, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212-896-1254
BTTR@KCSA.com

Media Contact:
KCSA Strategic Communications
Caitlin Kasunich, Senior Vice President
212-896-1241
BTTR@KCSA.com

Source: Better Choice Company, Inc.